Exhibit 99.1

 CABINET GROW, INC. from “Newbie” to CBNT

FINRA issues trading symbol offering investors a fresh perspective on cannabis

IRVINE, CA / ACCESSWIRE / July 2, 2015 / In 2008, a medical marijuana patient in Southern California set out to find a way to grow his own cannabis at home. After exhausting local and online resources, the confused “newbie” grower fell victim to a $5,000 faulty product.  Instead of writing a bad review, he enlisted the help of a friend, completely overhauled the system, and the two started a small hydro store offering a haven for other misfit growers of various shapes and sizes.  A safe place to share experiences with various cultivation methods and equipment, and sometimes even buy a custom grow cabinet or two to test a crazy idea.  Customers always enjoyed the service, traditionally available only to the larger veteran grower.

Fast forward to February 2014. The hydro store had taken a definitive backseat to a fabrication shop, to stamp out turnkey grow cabinets designed for novice enjoyment.  The systems were full of success stories from some of those crazy ideas, which led to $100k being sold that month.  Each and every system was sold, built, and serviced by three seasoned growers and part time help from a fourth.

To scale the business and attract investors, they needed to define the company's relationship with cannabis, and offer confidence that the associated risks were accounted for. The decision was made to build transparency into the model; make full disclosure, present it to the SEC, and become fully reporting public company. In May 2014 the company secured an investment instrument to provide $1.5M seed money to scale operations and begin the process.  After several rounds of comments and responses with the SEC, largely related to cannabis, the S-1 registration statement became effective December 22, 2014 and the Company added shareholders through a friends and family raise.

We are the company, we are the newbie, and we’re known as Cabinet Grow, Inc. As of today, we’re proud to say that FINRA refers to us as CBNT.  We consider this milestone a significant victory for both the company and the industry, but especially the “little guy” who is free to learn, shop, grow, and socialize without prejudice.

Team CG would like to take this moment to acknowledge the generations who sowed seeds before us, and thank our customers for watering ours.  The few have grown into many, and though seasoned, our common newbie roots run deep. We promise to transplant this root bound plant and take plenty of cuttings before we bloom. If you understand the references, CBNT is open for business; seeking like - minded impassioned partnerships, and would like to hear from you.  For those that don’t, you’re what we lovingly call a newbie, and we built this business for you. A cutting refers to cloning a plant, and being root bound means you’ve outgrown your pot (no pun intended). Welcome. Please visit cabinetgrow.com and we’ll introduce you to the world of self-sustained cultivation.

Signed,

Team Cabinet Grow, CBNT

https://vimeo.com/128911079

ABOUT CABINET GROW, INC.

Cabinet Grow, Inc., through its predecessor Universal Hydro, began operations in California in 2008. In April 2014, the company changed its name to Cabinet Grow, Inc. and in May 2014 became a Nevada corporation.

The Company, based in Irvine, CA. makes cabinet based horticultural systems. The design and production of our hydroponic and soil grow cabinets makes the process of small scale home growing in a self-contained cabinet automated and simplified. Our mission is to make hydroponic and soil growing simpler, more efficient and a better value than other products found on the market.

Cautionary Language Concerning Forward-Looking Statements

This release contains forward-looking statements. This material contains statements relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Cabinet Grow's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets and other information that may be detailed from time-to-time in Cabinet Grow's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting Cabinet Grow, Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. Cabinet Grow, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cabinet Grow

17932 Sky Park Circle; Suite F

Irvine, CA 92614

888-54HYDRO (888-544-9376)

email: info@cabinetgrow.com

website: www.cabinetgrow.com

SOURCE: Cabinet Grow